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                                                                   EXHIBIT 99.4

                                    CONSENT

  As a person named for appointment to the Board of Directors of Paradigm Technology, Inc. ("Paradigm") following the consummation of the Merger described in the Registration Statement on Form S-4 filed by Paradigm in June 1998 (the "Form S-4"), I consent to the inclusion of my name and biography in the Form S-4, and I consent to being named for appointment to the Board of Directors of Paradigm.

Date: June 16, 1998

                           Signature:     /s/ Nathan Zommer
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                                Name:     Nathan Zommer
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